Exhibit 15.2

Date: April 29, 2011

Mecox Lane Limited

22nd Floor, Gems Tower, Building 20

No. 487, Tianlin Road

Shanghai 200233

The People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “KEY INFORMATION - RISK FACTORS” and “DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES - BOARD PRACTICES” included in the Form 20-F, which will be filed by Mecox Lane Limited on April 29, 2011, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2010.

Sincerely yours, /s/ JUN HE LAW OFFICES For and on behalf of JUN HE LAW OFFICES